Exhibit 10.12

EXECUTION COPY

AMENDMENT AND CONSENT

TO

THE BUSINESS ALLIANCE AGREEMENT

BETWEEN

LAZARD GROUP LLC

AND

LFCM HOLDINGS LLC

This AMENDMENT AND CONSENT (this “Amendment and Consent”) to the Business Alliance Agreement between Lazard Group LLC, a Delaware limited liability company (“Lazard Group”), and LFCM Holdings LLC, a Delaware limited liability company (“LFCM Holdings”), dated as of May 10, 2005 (as amended, modified, supplemented or restated from time to time, the “BAA”), is entered into as of February 9, 2009. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the BAA.

WHEREAS, pursuant to Section 5.5 (Amendment, Modification or Waiver) of the BAA, Lazard Group and LFCM Holdings desire to amend the BAA as set forth in this Amendment and Consent;

WHEREAS, concurrently with the execution of this Amendment and Consent, Lazard Group and LFCM Holdings are entering into that certain Transaction Agreement dated as of the date hereof (the “Transaction Agreement”), with Lazard Alternative Investments LLC, a Delaware limited liability company formerly known as Lazard Alternative Investments (North America) LLC (“LAI North America”), Lazard Frères & Co. LLC, a New York limited liability company, CP II LFXR LLC, a Delaware limited liability company, Corporate Partners II Holdings LLC, a Delaware limited liability company (“CP II Holdings”), Corporate Partners LLC, a Delaware limited liability company (“CP II MgmtCo”), CPXR, LLC, a Delaware limited liability company (“CPXR”), Ali E. Wambold, Jonathan H. Kagan and Paul J. Zepf; and

WHEREAS, pursuant to Section 3.7(a) (Covenants Relating to the North American Merchant Banking Business) of the BAA, Lazard Group consents to LAI North America and its Subsidiaries concurrently herewith entering into the Transaction Agreement and consummating the transactions contemplated therein, including, without limitation, the transfer by LAI North America of all of its membership interests in (i) CP II Holdings, (ii) CP II MgmtCo, (iii) CP II DPI Coinvestors LLC, a Delaware limited liability company, (iv) CP II OA Coinvestors LLC, a Delaware limited liability company, (v) CP II MC Coinvestors LLC, a Delaware limited liability company, (vi) CP II IS Coinvestors LLC, a Delaware limited liability company, (vii) CP II GH Coinvestors LLC, a Delaware limited liability company, (viii) CP II WW Coinvestors LLC, a Delaware limited liability company, and (ix) CP II UT Coinvestors LLC, a Delaware limited liability company (collectively, the “CP II Entities”), to CPXR.

NOW, THEREFORE, it is hereby agreed as follows:

1. CERTAIN DEFINED TERMS. For purposes of this Amendment and Consent, the term “Closing” has the meaning ascribed to such term in the Transaction Agreement.

2. EFFECTIVENESS AND TERMINATION. The parties hereto hereby agree that (a) this Amendment and Consent shall only be effective as of the Closing (except for this Section 2 and Section 6, which Sections shall be effective as of the date hereof) and no party hereto shall have any rights or obligations whatsoever under this Amendment and Consent until the Closing and (b) this Amendment and Consent shall automatically terminate upon the termination of the Transaction Agreement pursuant to Section 4.14(a) of the Transaction Agreement. If this Amendment and Consent is terminated pursuant to clause (b) of the preceding sentence, this Amendment and Consent and all transactions contemplated herein shall immediately become null and void and there shall be no liability based upon such termination or obligation on the part of any party hereto, except that this Section 2 and Section 6 shall survive any termination of this Amendment and Consent and except as otherwise provided in Section 5.02 of the Transaction Agreement.

3. GENERAL AMENDMENT. The BAA is hereby amended, effective as of the Closing, by replacing all references to “the date hereof” with “May 10, 2005”.

4. AMENDMENTS TO SECTIONS.

(a) Section 1.1 (Certain Defined Terms) of the BAA is hereby amended, effective as of the Closing, by adding the following clause (z) at the end of the proviso in the definition of “Change of Control”:

“and (z) any sale, assignment or transfer by LAI North America of all of the outstanding limited liability company interests held by LAI North America in certain of its Subsidiaries to CPXR, LLC, a Delaware limited liability company, pursuant to an agreement entered into by Lazard Group, LFCM Holdings, LAI North America and certain other parties shall not be deemed a Change of Control of LFCM Holdings, LAI Holdings, LAI North America or any Subsidiary of LAI North America.”

(b) Section 1.1 (Certain Defined Terms) of the BAA is hereby further amended, effective as of the Closing, by deleting the definition of “North American Competitive Business” in its entirety and replacing it with the following:

““North American Competitive Business” means the management, sponsorship or formation of alternative investment Funds (including related joint ventures and alliances and including management, general partner and investment activities) whose primary objective is to make privately negotiated (i) investments in real estate and real estate-related assets and companies located or primarily doing business in North America or headquartered in North America with substantial business in North America or loans relating to real estate located in North America or (ii) venture capital investments in technology and information services companies located or primarily doing business in North America or headquartered in North America with substantial business in North America; provided, however, that the term “North American Competitive Business” shall not include any business or activity conducted by Lazard Group or any of its Subsidiaries immediately after the Separation or conducted by Wasserstein & Co., LP or Wasserstein & Co., Inc.”

(c) Section 1.1 (Certain Defined Terms) of the BAA is hereby further amended, effective as of the Closing, by deleting the definition of “North American Merchant Banking Business” in its entirety and replacing it with the following:

““North American Merchant Banking Business” means the management, sponsorship or formation of alternative investment Funds (including related joint ventures and alliances and including management, general partner and investment activities) whose primary objective is to make privately negotiated (i) investments in real estate and real estate-related assets and companies located or primarily doing business in North America or headquartered in North America with substantial business in North America or loans relating to real estate located in North America or (ii) venture capital investments in technology and information services companies located or primarily doing business in North America or headquartered in North American with substantial business in North America.”

(d) Section 3.1 (Option to Purchase LAI North America) and Section 3.2(d) (Closing of the Purchase and Sale of LAI North America) of the BAA are each hereby amended, effective as of the Closing, by replacing “six million five hundred thousand dollars (U.S. $6,500,000)” with “two million five hundred thousand dollars (U.S. $2,500,000)”.

(e) Section 3.7(a)(iv)(A) (Covenants Relating to the North American Merchant Banking Business) of the BAA is hereby amended, effective as of the Closing, by (i) replacing the word “or” which appears immediately before sub-clause (4) with a comma and (ii) adding the following immediately after the end of sub-clause (4):

“or (5) distributions of cash from LAI North America to LAI Holdings or from LAI Holdings to LFCM Holdings, in each case, in amounts less than or equal to amounts received, pursuant to the LAI-CP II Services Agreement, by LAI North America from Corporate Partners LLC, a Delaware limited liability company (“CP II MgmtCo”), or its Affiliates other than amounts received in connection with the provision by LAI North America of the services listed as items 1-3 on Schedule 1 to the LAI-CP II Services Agreement (for purposes of this sub-clause (5), the “LAI-CP II Services Agreement” means that certain Services Agreement dated as of February 9, 2009 by and between LAI North America and CP II MgmtCo),”

(f) Section 3.7(c) (Formation of Funds) of the BAA is hereby amended, effective as of the Closing, by deleting clause (ii) in its entirety.

5. AMENDMENTS TO SCHEDULES.

(a) Schedule 3.7(a)(xiv) of the BAA is hereby amended, effective as of the Closing, by deleting it in its entirety and replacing it with the Schedule 3.7(a)(xiv) attached hereto.

(b) Schedule 3.7(a)(xvii) of the BAA is hereby amended, effective as of the Closing, by deleting it in its entirety and replacing it with the Schedule 3.7(a)(xvii) attached hereto.

(c) Schedule 3.7(b)(xvii) of the BAA is hereby amended, effective as of the Closing, by deleting it in its entirety and replacing it with the Schedule 3.7(b)(xvii) attached hereto.

(d) Schedule 3.7(c)(i) of the BAA is hereby amended, effective as of the Closing, by deleting it in its entirety and replacing it with the Schedule 3.7(c)(i) attached hereto.

6. CONSENT. Lazard Group hereby provides its written consent, effective as of the date hereof, to LAI North America and its Subsidiaries concurrently herewith entering into the Transaction Agreement and consummating the transactions contemplated therein, including, without limitation, the sale, assignment and transfer by

LAI North America of all of its membership interests in the CP II Entities to CPXR. For the avoidance of doubt, it is hereby understood and agreed that the foregoing consent of Lazard Group shall apply for all purposes under Section 3.7(a) (Covenants Relating to the North American Merchant Banking Business) of the BAA where the consent of Lazard Group is needed for LAI North America and its Subsidiaries to enter into the Transaction Agreement and consummate the transactions contemplated therein.

7. BINDING EFFECT. This Amendment and Consent shall be binding upon, and shall inure to the benefit of, all parties to the BAA and their respective successors and permitted assigns.

8. EXECUTION IN COUNTERPARTS. This Amendment and Consent may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

9. INVALIDITY OF PROVISIONS. If any provision of this Amendment and Consent is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties hereto shall be relieved of all obligations arising under such provision, but only to extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties hereto that this Amendment and Consent shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives, and the validity or enforceability of any other provision hereof shall not be affected thereby.

10. AGREEMENT IN EFFECT. Except as otherwise expressly provided herein, the BAA shall remain in full force and effect.

11. GOVERNING LAW. This Amendment and Consent shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment and Consent as of the date first written above.

LAZARD GROUP LLC

By:	/s/ Alexander F. Stern
Name:	Alexander F. Stern
Title:	Chief Operating Officer

LFCM HOLDINGS LLC

By:	/s/ Barry W. Ridings
Name:	Barry W. Ridings
Title:	Chairman

Signature Page to Amendment and Consent to the Business Alliance Agreement